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SCHEDULE 13D (CONTINUED)                                   PAGE 10 OF 10 PAGES


                                   Exhibit A

                           Agreement of Joint Filing

           The undersigned acknowledge and agree that the foregoing statements on Schedule 13D are filed on behalf of each of the undersigned and that they are filing jointly, pursuant to Rule 13d-1(f)(1) of the Securities Exchange Act of 1934, the information required by Schedule 13D for the Common Stock of Foreland Corporation, beneficially owned by Energy Income Fund, L.P., EIF General Partner, L.L.C., Robert D. Gershen and George W. Siguler.


                                    ENERGY INCOME FUND, L.P.

                                    By:  EIF General Partner, L.L.C.

                                         By: /s/ Robert D. Gershen
                                            ----------------------------
                                             Robert D. Gershen
                                             Managing Director



                                    EIF GENERAL PARTNER, L.L.C.

                                    By:  /s/ Robert D. Gershen
                                       ------------------------------
                                        Robert D. Gershen
                                        Managing Director



                                        /s/ Robert D. Gershen
                                    ---------------------------------
                                    Robert D. Gershen



                                        /s/ George W. Siguler
                                    ---------------------------------
                                    George W. Siguler